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                                                                     EXHIBIT 1.1



                       JOHN HANCOCK LIFE INSURANCE COMPANY

                                 $3,000,000,000

                                 SignatureNotes

           WITH MATURITIES OF TWELVE MONTHS OR MORE FROM DATE OF ISSUE

                             SELLING AGENT AGREEMENT

                                                                  August 6, 2002

ABN AMRO Financial Services, Inc.           Muriel Siebert & Co., Inc.
327 Plaza Real, Suite 225                   885 Third Avenue
Boca Raton, FL 33432                        Suite 1720
                                            New York, NY 10022
A.G. Edwards & Sons, Inc.
One North Jefferson Avenue                  Prudential Securities, Incorporated
St. Louis, MO 63103                         One New York Plaza
                                            15th Floor
                                            New York, NY 10292-2015
Edward D. Jones & Co., L.P.
12555 Manchester
Des Peres, MO 63131                         Quick & Reilly, Inc.
                                            (a Fleet Boston Financial Company)
Fidelity Capital Markets                    14 Wall Street
a division of National Financial            23rd Floor
Services LLC                                New York, NY 10005
200 Seaport Blvd. - Mail Zone Z2H
Boston, MA 02210
                                            Salomon Smith Barney Inc.
Wachovia Securities, Inc.                   388 Greenwich Street
301 S. College Street                       New York, New York 10013
Charlotte, NC 28288
                                            Signator Investors, Inc.
Merrill Lynch, Pierce, Fenner & Smith       200 Clarendon Street
Incorporated                                Boston, Massachusetts 02116
4 World Financial Center
New York, New York 10080                    UBS PaineWebber Inc.
                                            800 Harbor Blvd.
Morgan Stanley & Co. Incorporated           Weehawken, New Jersey 07087
1585 Broadway
New York, New York 10036

Dear Sirs:

         John Hancock Life Insurance Company, a Massachusetts corporation (the "Company"), proposes to issue and sell up to $3,000,000,000 aggregate principal amount of its SignatureNotes (the "Notes") with maturities of twelve months or more from the date of issue, pursuant to the

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provisions of the Indenture, dated as of June 15, 2002, as supplemented from time to time (the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"). The Notes shall have the maturity ranges, interest rates and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture.

         Subject to the terms and conditions contained in this Selling Agent Agreement (the "Agreement") and to the reservation by the Company of the right to sell up to $50,000,000 aggregate principal amount of Notes directly on its own behalf, the Company hereby (1) appoints each of you as agent of the Company (individually, an "Agent" and collectively, the "Agents") for the purpose of soliciting and receiving offers to purchase Notes from the Company and you hereby agree to use your reasonable best efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and, after consultation with ABN AMRO Financial Services, Inc. (the "Purchasing Agent"), (2) reserves the right to enter into agreements substantially identical hereto with other agents, and (3) agrees that whenever the Company determines to sell Notes with the Purchasing Agent purchasing such Notes as principal for resale to others, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section IV(b)), between the Company and the Purchasing Agent, relating to such sale in accordance with the provisions of
Section IV(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Notes or an obligation of any of the Agents to purchase Notes.

                                       I.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-85488), including a base prospectus, relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement is referred to herein as the "Initial Registration Statement". The Initial Registration Statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In connection with each issuance of Notes, the Company will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a supplement to the prospectus that sets forth only the terms of a particular issue of the Notes (each such supplement, a "Pricing Supplement"). The Initial Registration Statement, including all documents incorporated therein by reference, as from time to time amended or supplemented, is referred to herein as the "Registration Statement." The base prospectus contained in the Registration Statement, including all documents incorporated therein by reference, as from time to time amended or supplemented, and including any Pricing Supplement, is referred to herein as the "Prospectus".

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                                       II.

         Your obligations hereunder are subject to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder (the "Commencement Date"):

         (a) (i) No litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, considered as a whole, from that set forth in the Registration Statement and the Prospectus (a "Material Adverse Change"); and you shall have received on the Commencement Date a certificate of the Company dated such Commencement Date and signed by an executive officer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (b) You shall have received a favorable opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), outside counsel for the Company, dated the Commencement Date, to the effect that:

                  (i) the Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus;

                  (ii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and the Indenture has been duly qualified under the Trust Indenture Act;

                  (iii) the Notes have been duly authorized and, when the terms thereof have been established in accordance with the Indenture and when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies;

                  (iv) this Agreement has been duly authorized, executed and delivered by the Company;

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                  (v)     no authorization, consent or approval of, or
         registration or filing with, any United States, Massachusetts or New York governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Notes in accordance with the Indenture or the sale of the Notes in accordance with this Agreement other than (1) the registration of the Notes under the Securities Act, (2) qualification of the Indenture under the Trust Indenture Act, (3) the listing of the initial series of Notes on the New York Stock Exchange and (4) compliance with the insurance, securities or Blue Sky laws of the various states (as to which Mintz Levin expresses no opinion);

                  (vi) the statements in the (1) Prospectus under the captions "Description of Notes" and "United States Federal Taxation" and (2) Registration Statement under Item 15, insofar as such statements constitute summaries of the documents (or provisions thereof) or statutes (or provisions thereof) referred to therein, fairly present the information required to be described with respect to such documents (or provisions thereof) or statutes (or provisions thereof) and fairly summarize in all material respects such documents (or provisions thereof) or statutes (or provisions thereof);

                  (vii) the Indenture and the form of the Notes filed by the Company with the Commission as an exhibit to the Initial Registration Statement conform in all material respects to the descriptions thereof in the Prospectus;

                  (viii) the Registration Statement has become effective under the Securities Act, and, to Mintz Levin's knowledge, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act; and

                  (ix)(1) each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus, when such document was filed with the Commission, complied as to form in all material respects with the Exchange Act and the rules and regulations thereunder; and (2) the Registration Statement, as of its effective date, and the Prospectus, as of its issue date and the Commencement Date, complied as to form in all material respects with the requirements of the Trust Indenture Act and the Securities Act and the rules and regulations thereunder (except that, in each case as to the financial statements and notes thereto, the financial statement schedules and the other financial data and Form T-1 included or incorporated by reference therein, as to which Mintz Levin need not express any opinion).

                  During the course of the preparation of the Registration Statement and the Prospectus, Mintz Levin discussed the affairs of the Company with certain of its officers and other representatives and with representatives of the Purchasing Agent. Although Mintz Levin has not independently verified, and is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement or the Prospectus as amended or supplemented (except as set forth in paragraph (vi) above), it does hereby advise you that, based upon such discussions and upon the review of documents and records as referred to above, no facts have come to its

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         attention which cause it to believe that (A) the Registration
         Statement at the time it became effective or on the date the Registration Statement was last deemed amended contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus, as amended or supplemented, as of its date and as of the Commencement Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no advice is given as to the financial statements and notes thereto, the financial statement schedules and the other financial data and the Form T-1 included or incorporated by reference in the Registration Statement and the Prospectus.

         (c) You shall have received a favorable opinion of Wayne A. Budd, Esq. Executive Vice President and General Counsel of the Company, dated the Commencement Date, to the effect that:

                  (i) to such counsel's knowledge, the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which the failure to so qualify would result in a Material Adverse Change;

                  (ii) the execution and delivery of the Indenture, the issuance of the Notes in accordance with the Indenture and the sale of the Notes pursuant to this Agreement (a) do not and will not result in any violation of the articles of organization or by-laws of the Company, each as amended, (b) to such counsel's knowledge, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or any subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each, a "Significant Subsidiary") filed or incorporated by reference as an exhibit to the Company's Form 10-K for the year ended December 31, 2001, and (c) do not and will not result in a violation of any existing provision of any material law, rule or regulation of the United States or the Commonwealth of Massachusetts applicable to the Company or any of its Significant Subsidiaries or any material judgment, order, writ, injunction or decree known to such counsel of any governmental authority or court having jurisdiction over the Company or any of its Significant Subsidiaries;

                  (iii) the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement;

                  (iv) the statements in the documents incorporated by reference into the Prospectus under the captions "Business of John Hancock Life Insurance Company -- Regulations" and "Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Part II -- Item 1, "Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, insofar as such statements constitute summaries of the documents (or provisions thereof), statutes (or provisions thereof) or legal proceedings referred to therein, fairly present the information required to be described with respect to such documents (or provisions thereof), statutes (or provisions thereof) or

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         legal proceedings and fairly summarize in all material respects such documents (or provisions thereof), statutes (or provisions thereof), or legal proceedings; and

                  (v) to such counsel's knowledge, there are no (a) legal or governmental proceedings pending or threatened to which the Company or any Significant Subsidiary is a party, or to which any of the properties of the Company or any Significant Subsidiary is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or (b) statutes, regulations or contracts that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (d) You shall have received on the Commencement Date a letter dated the Commencement Date from Ernst & Young LLP, independent auditors, containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

         (e) You shall have received a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Agents, dated such Commencement Date, to the effect set forth in Section II(b) in clauses (ii), (iii), (iv) and (ix)(2) and subsection (B) of the paragraph following clause (ix).

         (f) You shall have received a certificate of the secretary or assistant secretary of the Company as to (i) the articles of organization of the Company, as amended, (ii) the by-laws of the Company, as amended, and (iii) the resolutions authorizing the issuance and sale of the Notes and certain related matters.

         The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and (iii) there shall have been no Material Adverse Change, each of which conditions shall be met on the corresponding Settlement Date (as defined in Section IV(b)). Further, if specifically called for by any written agreement by the Purchasing Agent to purchase Notes as principal, the Purchasing Agent's obligations hereunder and under such agreement shall be subject to such of the additional conditions set forth in clause (a), as it relates to the executive officer's certificate, and clauses (b), (c), (d) and (e) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

                                      III.

         In further consideration of your agreements herein contained, the Company covenants as follows:

         (a) To furnish to you, without charge, a copy of (i) the Indenture,
(ii) the resolutions of the Board of Directors (or Executive Committee) of the Company authorizing the issuance and

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sale of the Notes, certified by the Secretary or Assistant Secretary of the
Company as having been duly adopted, (iii) the Registration Statement including exhibits and documents incorporated by reference therein; provided, however, that the Company shall only be required to provide the Company's periodic filings to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act to the Purchasing Agent, on behalf of the Agents, on the date on which such filings are to be transmitted for filing with the Commission; and (iv) as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus (other than amendments or supplements to change interest rates and other than amendments or supplements in the form of the Company's periodic filings to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference in the Prospectus), to furnish you a copy of each such proposed amendment or supplement, and to afford you a reasonable opportunity to comment on any such proposed amendment or supplement.

         (c) To furnish you copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a Prospectus shall be required by law in connection with sales of any of the Notes, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the latest Prospectus, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will (A) notify you to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B), if the Company notifies you that it would like you to resume the solicitation of offers to purchase, promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will provide to you without charge a reasonable number of copies thereof, which you shall use thereafter.

         (d) To endeavor to qualify such Notes for offer and sale under the securities or Blue Sky laws of such states of the United States as you shall reasonably request and such other jurisdictions as we mutually agree and to pay all reasonable expenses (including fees and disbursements of your counsel) in connection with such qualification; provided, that, in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

         (e) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next

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following the "effective date" (as defined in Rule 158 under the Securities Act)
of the Registration Statement with respect to each sale of Notes.

     (f) (i) If the Company and the Purchasing Agent mutually agree to list Notes on any stock exchange (a "Stock Exchange"), to use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes to be accepted for listing on any such Stock Exchange, in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to list Notes on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be reasonably necessary or advisable in order to obtain and maintain the listing.

             (ii) So long as any Note remains outstanding and listed on a Stock Exchange, if the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact relating to any matter described in the Prospectus the inclusion of which was required by the listing rules and regulations of such Stock Exchange on which any Notes are listed (the "Listing Rules") or by such Stock Exchange, to provide to the Purchasing Agent information about the change or matter and to amend or supplement the Prospectus in order to comply with the Listing Rules or as otherwise requested by the Stock Exchange.

             (iii) To use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Notes are listed.

     (g) To notify the Purchasing Agent promptly in writing in the event that the Company does not have a security listed on the New York Stock Exchange.

     (h) The Company will notify the Purchasing Agent as soon as practicable, and in any event within one business day, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Rule 436(g)(2) under the Securities Act, to the Medium-Term Note Program under which the Notes are issued (the "Program") or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities.

                                       IV.

     (a) Solicitations as Agent. You hereby agree, as Agents hereunder, to use your reasonable best efforts to solicit and receive offers to purchase Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit offers to purchase only as permitted or contemplated thereby and herein. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes commencing at any time for any period of time or permanently. Upon receipt of

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instructions (which may be given orally) from the Company, you will as soon as practicable, but in any event no later than one business day after receipt of such instructions, suspend solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed. In addition, the Company reserves the right to sell, and may solicit and accept offers to purchase, up to $50,000,000 aggregate principal amount of Notes directly on its own behalf; and, in the case of any such sale not resulting from a solicitation made by any Agent, no Concession (as defined below) will be payable with respect to such sale.

         You are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company; provided, however, the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company, provided that any such brokers or dealers engaged shall enter into a Master Selected Dealer Agreement in the form attached hereto as Exhibit E. The Purchasing Agent will provide the Company with a listing, updated each calendar quarter, of those brokers or dealers so engaged. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, the aggregate amount of offers to purchase each proposed issuance of Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein.

         The Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Notes, a concession in the form of a discount equal to the percentages of the principal amount of each Note sold not in excess of the concession set forth in Exhibit A hereto (the "Concession"). Notwithstanding the foregoing, for Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date ("Zero-Coupon Notes"), the Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Zero-Coupon Notes, a Concession in the form of a discount equal to the percentages of the initial offering price of each Zero-Coupon Note sold not in excess of the Concession set forth in Exhibit A hereto. The Purchasing Agent and the other Agents will share the Concession in such proportions as they may agree.

         Except as provided in Section IV(b) hereof, in soliciting offers to purchase Notes from the Company, you are acting solely as agent for the Company and not as principal. If acting on behalf of the Company on an agency basis, you will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any Concession with respect thereto.

         (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C attached hereto, to be entered into on behalf of such Agent(s) by the Purchasing Agent, which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. Each such separate agreement (which may be an oral

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agreement and confirmed in writing as described below between the Purchasing
Agent and the Company) is herein referred to as a "Terms Agreement". A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide for a survivor's option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

         In connection with the resale of the Notes purchased, without the consent of the Company, you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company in excess of the designated reallowance portion; provided, however, that the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company, provided that any such brokers or dealers engaged shall enter into a Master Selected Dealer Agreement in the form attached hereto as Exhibit E. The Purchasing Agent will provide the Company with a listing, updated each calendar quarter, of those brokers or dealers so engaged. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received.

         Each purchase of Notes by the Purchasing Agent from the Company shall be at a discount from the principal amount of each such Note on the date of issue not in excess of the applicable Concession set forth in Exhibit A hereto. Notwithstanding the foregoing, for Zero-Coupon Notes, each purchase of Zero-Coupon Notes by the Purchasing Agent from the Company shall be at a discount from the initial offering price of each such Note on the date of issue not in excess of the applicable Concession set forth in Exhibit A hereto.

         (c) Public Offering Price. Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Zero-Coupon Notes. Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to (i) the net proceeds to the Company on the sale of such Notes, plus (ii) the Concession, plus (iii) accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group (as defined in Exhibit B attached hereto) member responsible for such sale, and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

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         (d) Procedures. Procedural details relating to the issue and delivery of, and the solicitation of offers to purchase and payment for, the Notes, whether under Section IV(a) or IV(b) of this Agreement, are set forth in the Administrative Procedures attached hereto as Exhibit B, as amended from time to time (the "Procedures"). The provisions of the Procedures shall apply to all transactions contemplated hereunder. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures. The Procedures may only be amended by written agreement of the Company and each of you.

         (e) Prospectus Delivery; Marketing Materials. You shall, as required by applicable law, furnish to each person to whom you sell or deliver Notes a copy of the Prospectus (as then amended or supplemented) or, if delivery of the Prospectus is not required by applicable law, inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes. You will not use any marketing materials other than the Prospectus and the brochure approved by the Company on or prior to the date hereof in connection with any offer or sale of the Notes except for marketing materials prepared by the Company, if any, and furnished to you together with written authorization from the Company to the Purchasing Agent to use the same hereunder. If you elect to distribute these additional marketing materials under the so called "free writing" exemption embodied in Section 2(10)(a) of the Securities Act (any such marketing materials, "Free Writing Materials"), you will use your best efforts to ensure that any intended recipients of such Free Writing Materials receive a Prospectus either prior to or concurrently with their receipt of the Free Writing Materials. The Company agrees that the Purchasing Agent may utilize the Company's name, logo and service mark to identify the Company as a member of the Direct Access Notes Program in the Purchasing Agent's general materials and marketing objectives relating to the Direct Access Notes Program (the "Marketing Materials") that are provided to and approved in writing by the Company prior to their use. The Company hereby grants the Purchasing Agent a non-exclusive, nonsublicenseable, revocable, royalty-free license to use the Company's name, logo and service marks solely in connection with their use in Marketing Materials that are provided to and approved in writing by the Company prior to their use. Any approvals from or authorizations by the Company under this Section IV(e) may be transmitted electronically by the Company to the Purchasing Agent.

         (f) Compliance With Laws. You are aware that other than registering the Notes under the Securities Act and the filing of required reports under the Exchange Act, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. In addition, the Purchasing Agent, severally and not jointly, agrees that it will observe all applicable state securities or "blue sky" laws and regulations in each jurisdiction in or from which it may directly or indirectly acquire, offer, sell or deliver Notes or have in its possession or distribute the Prospectus or any other offering material relating to the Notes, and it will obtain any consent, approval or permission required for the purchase, offer or sale by it of Notes under the state securities or "blue sky" laws and regulations in force in any such jurisdiction to which the Purchasing Agent is subject or in which it makes such purchase, offer or sale.

                                       V.

         The Company represents and warrants to the Agents that as of the date hereof, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Prospectus is amended or supplemented:

         (a) (i) each document filed, or to be filed, pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed, or will comply on the date it is so filed, in all material respects with such Act and the rules and regulations thereunder; (ii) the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Notes, as of its effective date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each Prospectus, if any, filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder; (iv) the Registration Statement and each Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder; and (v) the Registration Statement and each Prospectus relating to the Notes do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (2) any statements or omissions made in reliance on and in conformity with written information provided by the Agents through the Purchasing Agent to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto;

         (b) the Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases substantial properties, or in which the conduct of its business requires such qualification, except to the extent that the failure to be duly qualified as a foreign corporation or to be in good standing as a foreign corporation in any such jurisdiction would not result in a Material Adverse Change;

         (c) the Company's authorized capitalization, as of the most recent balance sheet included in the Prospectus, is as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

         (d) the Notes have been duly authorized and, when the terms thereof have been established in accordance with the Indenture and when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms and the Notes of any particular issuance of Notes will conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented that relate to such issuance of Notes;

         (e) other than as set forth in the Prospectus, the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal and state laws and regulations, except for any noncompliance which would not result in a Material Adverse Change;

         (f) the execution and delivery by the Company of the Indenture, the issuance of the Notes in accordance with the Indenture, the sale of the Notes pursuant to this Agreement and the consummation of the transactions contemplated by the Notes, the Indenture, this Agreement and any Terms Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such conflicts, breaches, violations or defaults under subsections (i) or
(ii) immediately above that would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the articles of organization or by-laws of the Company; and no consent, approval, authorization of, or registration or filing with any court or governmental agency or body is required on the part of the Company for the solicitation of offers to purchase Notes in accordance with this Agreement, the issue and sale of the Notes in accordance with this Agreement or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except (i) such as have been, or will have been prior to the Commencement Date, obtained (A) under the Securities Act and the Trust Indenture Act and (B) in connection with listing the initial series of Notes on the New York Stock Exchange and the registration of the Notes under the Exchange Act and
(ii) such consents, approvals, authorizations, registrations or filings as may be required under state insurance laws and state securities or Blue Sky laws in connection with the solicitation by you of offers to purchase Notes from the Company and with purchases of Notes by you as principal, as the case may be, in each case in the manner contemplated hereby;

         (g) other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which are of a character that are required to be disclosed in the Prospectus which have not been properly disclosed therein;

         (h) immediately after any sale of Notes by the Company hereunder or under any Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

         (i) the Company is not, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, the Company will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

         (j) Ernst & Young LLP, whose report is included or incorporated by reference in the Registration Statement and the Prospectus, are independent certified public accountants with respect to the Company and its subsidiaries, as required by the Securities Act. The financial statements (including the related notes but excluding the supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the Securities Act, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Registration Statement when considered in relation to such financial statements taken as a whole, present fairly in all material respects the information required to be stated therein;

         (k) Each of the Company and the Significant Subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the "Consents") of and from, and has made all filings and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, result in a Material Adverse Change; all such Consents and Filings are in full force and effect, the Company and the Significant Subsidiaries are in compliance with such Consents and neither the Company nor any of the Significant Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of the Significant Subsidiaries, except as set forth in the Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, result in a Material Adverse Change; the Company is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not result in a Material Adverse Change;

         (l) the Program, as well as the Notes, are rated Aa3 by Moody's Investors Service, Inc. and AA+ by Standard & Poor's Ratings Services, or, after the Commencement Date, such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(h) hereof; and

         (m) the initial series of Notes to be issued by the Company hereunder has been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         The above representations and warranties shall not apply to any statements or omissions made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. Each acceptance by the Company of an offer for the purchase of Notes and each issuance of Notes shall be deemed an affirmation by the Company that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance or of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes.

         Unless the Company has suspended the solicitation of offers to purchase Notes pursuant to paragraph (a) of Article IV, each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) by the filing of a post-effective amendment with the Commission, or the filing by the Company of a Form 10-K or Form 10-Q pursuant to
Section 13 of the Exchange Act, or, if so agreed in a Terms Agreement in connection with a particular transaction, the Company shall furnish the Agents with (1) a written opinion, dated the date of such amendment, filing or as otherwise agreed, of counsel to the Company, in substantially the form previously delivered under Sections II(b) and II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, unless otherwise agreed in connection with a transaction as set forth in a Terms Agreement, the opinion of Mintz Levin as required by Section 2(b) shall be delivered only in connection with a post-effective amendment or the filing of a Form 10-K; provided, further, however, that the opinion of Wayne A. Budd, Esq., or such other in-house counsel of the Company reasonably acceptable to the Purchasing Agent, delivered in connection with each Form 10-Q filed by the Company shall cover, in addition to the matters set forth in Section 2(c) of this Agreement, those set forth in
Section 2(b) of this Agreement; (2) a letter, dated the date of such amendment, filing or as otherwise agreed, of Ernst & Young LLP, independent auditors, in substantially the form previously delivered under Section II(d), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (3) a certificate, dated the date of such amendment, filing or as otherwise agreed and signed by an executive officer of the Company, in substantially the form previously delivered under Section II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date.

                                       VI.

         (a) The Company agrees to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such person's officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however: (i) that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by the Agents through the Purchasing Agent to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto; and (ii) that the Company shall not be liable to you or any person controlling you with respect to the Prospectus to the extent any such loss, liability, cost, action or claim to you or such controlling person results from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to you.

         (b) Each Agent severally agrees to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company, and the Company's and such person's officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) (i) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by such Agent through the Purchasing Agent expressly for use therein or
(ii) arise solely from the use by such Agent of Free Writing Materials that are not preceded by or accompanied with a copy of the Prospectus.

         (c) If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section VI unless, and only to the extent that, such omission prejudices the ability of the indemnifying party to exercise substantive rights or defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying parties, if any, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VI for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where reasonably necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in this Section VI is unavailable to or insufficient to hold harmless an indemnified party under the preceding paragraphs of this Section VI in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) of Section VI were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d) of Section VI. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) of Section VI shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) of Section VI, no Agent shall be required to contribute any amount in excess of the amount by which the total public offering price at which the Notes purchased by it in the offering giving rise to the damages were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) of Section VI to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

         (e) The indemnity and contribution agreements contained in this Section VI and the representations and warranties of the Company and you in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Agents; (iii) any investigation by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iv) acceptance of and payment for any of the Notes.

                                      VII.

         This Agreement may be terminated at any time by the Purchasing Agent, on the one hand, or the Company, on the other hand, upon the giving of five business days written notice of such termination to the other. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.

         Subsequent to the execution of a Terms Agreement, (i) the Purchasing Agent may terminate such Terms Agreement, and (ii), if the Purchasing Agent does not elect to terminate such Terms Agreement pursuant to clause (i) of this sentence, upon the request of an Agent with respect to Notes to be purchased through the Purchasing Agent by such Agent, the Purchasing Agent shall terminate such Terms Agreement to the extent of the Notes that were to be purchased through the Purchasing Agent by such requesting Agent, in each case immediately upon notice to the Company, at any time at or prior to the Settlement Date relating thereto, if there shall have occurred any:

                  (A) change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Prospectus (exclusive of any supplement to the Prospectus filed after the execution of a Terms Agreement and at or prior to the related Settlement Date), the effect of which is, in the judgment of the Purchasing Agent or such requesting Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

                  (B) downgrading in the rating of the Company's debt securities (including the Notes) by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such debt securities; or

                  (C) banking moratorium declared by Federal or New York authorities, or the authorities of any country in whose currency any Notes are denominated under the applicable Terms Agreement; or

                  (D) any attack on, or outbreak or escalation of hostilities or act of terrorism involving the United States or any country in whose currency any Notes are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress, any material adverse change in financial markets or any other substantial national or international calamity or emergency if, in the judgment of the Purchasing Agent or such requesting Agent, the effect of any such attack, outbreak, escalation, act, material adverse change, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

                  (E) trading in any securities of the Company has been suspended or limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States.

         The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any Terms Agreement shall not, in and of itself, require termination of this Agreement.

         If this Agreement is terminated, the last sentence of the second paragraph of Section IV(a), Section III(c), (d) and (e), Section VI, and the first paragraph of Section XII shall survive; provided, that, if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Section III(a) and (b), and Section IV(b) and (d) shall also survive until time of delivery.

                                      VIII.

         Except as otherwise specifically provided herein, all statements, requests and notices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telecopier transmission (confirmed in writing), a nationally recognized overnight courier or registered mail to you at your address, telex or telecopier number set forth below by your signature and if to the Company shall be sufficient in all respects if delivered or sent by any of such methods to the Company at 200 Clarendon Street, Boston, Massachusetts 02116, Attention: Guaranteed and Structured Financial Products Group, telecopier number (617) 572-9457, or such other address as may be supplied by one party to the other in writing from time to time. All such notices shall be effective on receipt.

                                       IX.

         This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. The term "successors" shall not include any purchaser of the Notes from any of the Agents merely by reason of such purchase.

                                       X.

         This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

                                       XI.

         If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

                                      XII.

         The Company will pay the expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company's counsel and auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) the reasonable fees and disbursements of Gibson, Dunn & Crutcher LLP, counsel for the Agents (including "Blue Sky" fees and disbursements, if any); (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; and (vii) any fees charged by rating agencies for the rating of the Notes.

         This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         As used herein, "business day" means any day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                                            Very truly yours,

                                            JOHN HANCOCK LIFE INSURANCE COMPANY


                                            By: /s/ Ronald J. McHugh
                                                ________________________________
                                                Name: Ronald J. McHugh
                                                Title: Vice President


Confirmed and accepted as of the
date first above written:

ABN AMRO FINANCIAL SERVICES, INC.

By: /s/ Douglas H. Bretz
    _______________________________
    Name: /s/ Douglas H. Bretz
    Title: Group Vice President

ABN AMRO Financial Services, Inc.
327 Plaza Real, Suite 225
Boca Raton, FL 33432
Attention: Compliance Officer
Telefax: 561-361-1248


A.G. EDWARDS & SONS, INC.


By: /s/ James E. Hodapp
    _______________________________
    Name: James E. Hodapp
    Title: Vice President


A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, MO  63103
Attention: Dan Moloney
Telefax: 314-955-5989

EDWARD D. JONES & CO., L.P.


By: /s/ Rhonda Liesenfeld
    _______________________________
    Name: Rhonda Liesenfeld
    Title: General Principal

Edward D. Jones & Co., L.P.
12555 Manchester
Des Peres, Missouri 63131
Attention: Karen Liebsch
Telefax: 314-515-3502


FIDELITY CAPITAL MARKETS
a division of National Financial Services LLC


By: /s/ A. Fay
    _______________________________
    Name: Andrew Fay
    Title: Senior Vice President

Fidelity Capital Markets
a division of National Financial Services LLC
200 Seaport Blvd. - Mail Zone Z2H
Boston, Massachusetts 02210
Attention: Jamee Smith
Telefax: 617-692-4933


WACHOVIA SECURITIES, INC.

By: /s/ Craig Noble
    _______________________________________________
    Name: Craig Noble
    Title: Managing Director; Senior Vice President

Wachovia Securities, Inc.
301 S. College Street
Charlotte, NC 28288
Attention:  Retail Taxable Fixed Income
Telefax: 704-383-8051

MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED

By: /s/ Nancy Kennan
    _______________________________
    Name: Nancy Kennan
    Title: Authorized Signatory

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Attention: Scott Primrose - MTN Product Management
Telefax: 212-449-2234


MORGAN STANLEY & CO. INCORPORATED


By: /s/ Michael Fusco
    _______________________________
    Name: Michael Fusco
    Title: Executive Director

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036 Attention: Manager,
Attention:  Credit Department
Telefax:  212-761-0780


MURIEL SIEBERT & CO., INC.

By: /s/ Christopher E. Myer
    _______________________________
    Name: Christopher E. Myer
    Title: S.V.P. Fixed Income

Muriel Siebert & Co., Inc.
885 Third Avenue
Suite 1720
New York, NY 10022
Attention:  ______________
Telefax: _______________

PRUDENTIAL SECURITIES, INCORPORATED

By: /s/ Frederick John Tate, Jr.
    _______________________________
    Name: Frederick John Tate, Jr.
    Title: Managing Director

Prudential Securities, Incorporated
One New York Plaza
15th Floor
New York, NY 10292-2015
Attention: F.J. Tate, Jr.
Telefax: 212-778-8590


QUICK & REILLY, INC.
(A FLEET BOSTON FINANCIAL COMPANY)

By: /s/ Michael S. Segal
    _______________________________
    Name: Michael S. Segal
    Title: Vice President

Quick & Reilly, Inc.
(a Fleet Boston Financial Company)
14 Wall Street
23rd Floor
New York, NY 10005
Attention: Michael S. Segal
Telefax: 212-384-0933


SALOMON SMITH BARNEY INC.

By: /s/ Martha D. Bailey
    _______________________________
    Name: Martha D. Bailey
    Title: Senior Vice President

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013
Attention: Medium Term Note Department
Telefax: 212-816-0949

SIGNATOR INVESTORS, INC.

By: /s/ Wendy Benson
    _______________________________
    Name: Wendy Benson
    Title: President and COO

Signator Investors, Inc.
200 Clarendon Street
Boston, Massachusetts 02116
Attention: Wendy Benson
Telefax:   617-572-5631


UBS PAINEWEBBER INC.

By: /s/ Karen A. Rockey
    _______________________________
    Name: Karen A. Rockey
    Title: Senior Vice President

UBS PaineWebber Inc.
Attention:  Taxable Fixed Income Department -- Corporate Desk
800 Harbor Blvd.
Weehawken, New Jersey 07087
Telephone: (201) 352-7150
Telecopier: (201) 352-6900

                                    EXHIBIT A

                                 SignatureNotes
                       JOHN HANCOCK LIFE INSURANCE COMPANY
                              DEALER AGENT PROGRAM

The following Concessions are payable as a percentage of the Price to Public of each Note sold to or through the Purchasing Agent and will not exceed the amounts listed below.

12 months to less than 23 months ......................  0.600%
23 months to less than 35 months ......................  0.850%
35 months to less than 47 months ......................  1.375%
47 months to less than 59 months ......................  1.625%
59 months to less than 71 months ......................  2.000%
71 months to less than 83 months ......................  2.250%
83 months to less than 95 months ......................  2.250%
95 months to less than 107 months .....................  2.375%
107 months to less than 119 months ....................  2.375%
119 months to less than 131 months ....................  2.500%
131 months to less than 143 months ....................  2.750%
143 months to less than 179 months. ...................  3.250%
179 months to less than 239 months ....................  3.500%
239 months to 360 months ..............................  5.000%

                                    EXHIBIT B

                       JOHN HANCOCK LIFE INSURANCE COMPANY
                                 $3,000,000,000
                                 SignatureNotes
           WITH MATURITIES OF TWELVE MONTHS OR MORE FROM DATE OF ISSUE

                            ADMINISTRATIVE PROCEDURES

SignatureNotes with maturities of twelve months or more from date of issue (the "Notes"), are offered on a continuing basis by John Hancock Life Insurance Company. The Notes will be offered by ABN AMRO Financial Services, Inc. (the "Purchasing Agent"), A.G. Edwards & Sons, Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services LLC, Wachovia Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Muriel Siebert & Co., Inc., Prudential Securities, Incorporated, Quick & Reilly, Inc. (a Fleet Boston Financial Company), Salomon Smith Barney Inc., Signator Investors, Inc. and UBS PaineWebber Inc. (collectively, the "Agents") pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the "Selling Agent Agreement") and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a "Terms Agreement"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the "Selling Group") for distribution to their customers pursuant to a Master Selected Dealers Agreement (a "Dealers Agreement") substantially in the form attached to the Selling Agent Agreement as Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit offers to purchase Notes. The Notes will constitute unsecured and unsubordinated debt and have been registered with the Securities and Exchange Commission (the "Commission"). JPMorgan Chase Bank is trustee (the "Trustee") under an Indenture, dated as of June 15, 2002, as supplemented from time to time, between the Company and the Trustee (the "Indenture") covering the Notes. Pursuant to the terms of the Indenture, JPMorgan Chase Bank also will serve as issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry form and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for The Depository Trust Corporation ("DTC") and recorded in the book-entry system maintained by DTC, or other depositary as is specified in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities, accountable document control and record-keeping responsibilities will be performed by the Company's Guaranteed and Structured Financial

Products Group. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery. Notwithstanding anything herein to the contrary, the term "Trustee" as used in these administrative procedures shall mean JPMorgan Chase Bank, acting in its capacity as either Trustee under the Indenture, issuing agent or paying agent, as the context may require.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus and the Pricing Supplement (together, the "Prospectus"), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or in the Indenture.

                       Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated July 18, 2002, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement"), dated December 21, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:              Each Note will mature on a date (the "Stated Maturity
                         Date") not less than twelve months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. "Maturity" when used with respect to any Note means the date (such date, the "Maturity Date") on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Stated Maturity Date or by declaration of acceleration, call for redemption, repayment, as a result of a valid exercise of the Survivor's Option, if any, or otherwise.

Issuance:                Unless otherwise specified in an applicable Pricing
                         Supplement, all Notes having the same terms will be represented initially by a single Global Note. Each
                         Global Note will be dated and issued as of the date of its authentication by the Trustee.

                         All Discount Notes which have the same terms
                         (collectively, the "Zero-Coupon Terms") will be represented initially by a single Global Note in fully registered form without coupons.

                         Each Global Note will bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon registration of transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification
 Numbers: The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:            Unless otherwise specified by DTC, Global Notes will be
                         issued only in fully registered form without coupons.
                         Each Global Note will be registered in the name of Cede
                         & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:               Transfers of interests in a Global Note will be
                         accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:               The Trustee, at the Company's request, may deliver to
                         DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment
                         Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the issuing agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single
                         Global Note bearing, the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                         Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global
                         Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See
                         "Denominations" below).

Denominations:           Notes will be issued in denominations of $1,000 or more
                         (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000. If one or more Notes having an aggregate principal or face amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global
                         Note will be issued to represent each $500,000,000 principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:             Unless otherwise specified in an applicable Pricing
                         Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:                Unless otherwise specified in the Pricing Supplement,
                         each Note will bear interest at a fixed rate, which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity. Interest on each Note will accrue from and including the Issue Date of such Note for the first interest period and from the most recent Interest
                         Payment Date to which interest has been paid, or duly provided for, for all subsequent interest periods.
                         Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment
                         Date or the date of Maturity (other than a Maturity
                         Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

                         Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's.

                         Each Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                         Any payment of principal or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

                         The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable.

                         Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation
  of Interest:           Unless otherwise specified in the applicable Pricing
                         Supplement, any interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.
                         (Examples of interest calculations are as follows:
                         October 1, 2002 to April 1, 2003 equals 6 months and 0
                         days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2002 to April 1, 2003 equals 3 months and 28 days, or 118 days;
                         the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Business Day:            "Business Day" means, unless otherwise specified in the
                         applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

Payments of
  Principal and
  Interest:              Payments of Principal and Interest. Promptly after each
                         Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date
                         (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of

                         Payment". If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                         Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and dispose of such Global Note in accordance with the Indenture and so advise the Company.

                         Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. Prior to 10:00 a.m., New York City time, on the Maturity Date, or such later time as shall be permitted by DTC's procedures, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

                             Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate
 Setting and
 Posting: The Company and the Purchasing Agent will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "Posting"), or if the Company decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest rates to be posted. The Purchasing Agent in turn will promptly advise the other Agents.

                             The Company, in consultation with the Trustee, will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Purchasing Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission prior to Posting. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:           In the event that there is a Posting, the
                             Purchasing Agent will communicate to each of the Agents and Selling Group members the Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Notes accordingly.

Purchase of Notes
 by the Purchasing
 Agent:                      The Purchasing Agent will, no later than 4:00 p.m.
                             (New York City time) on the sixth day subsequent to the day on which such Posting occurs, or if such sixth day is not a Business Day, on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Day"), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

                             Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Acceptance and
 Rejection of
 Orders: Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted, and no order will be accepted that is not for $1,000 or an integral multiple of $1,000.

Preparation of
 Pricing
 Supplement:                 If any offer to purchase a Note is accepted by the
                             Company, the Company will provide a Pricing
                             Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit D) reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule
                             424(b) under the Act and will supply a copy thereof
                             (or additional copies if requested) to the Purchasing Agent, by no later than 11:00 a.m. New
                             York City time on the Business Day immediately following the Trade Day, and one copy to the Trustee. The Purchasing Agent will cause a
                             Prospectus and Pricing Supplement to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will, pursuant to the terms of the Selling Agent Agreement and the Master Selected
                             Dealer Agreement, cause to be delivered a copy of the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selling Group member.

                             In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of
 Confirmation and
 Prospectus to
 Purchaser by
 Purchasing Agent:           Subject to "Suspension of Solicitation; Amendment
                             or Supplement" below, the Agents will deliver a Prospectus (including the applicable Pricing
                             Supplement) as herein described with respect to each Note sold by it.

                             For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Purchasing Agent will issue a confirmation to the purchaser, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, the Purchasing Agent will deliver to such purchaser the Prospectus (including the applicable Pricing Supplement) in relation to such Note prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

Settlement:                  The receipt of immediately available funds by the
                             Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute "Settlement" with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, which date shall be specified upon acceptance of such offer; provided, however, that in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement
 Procedures:                 In the event of a purchase of Notes by the
                             Purchasing Agent, as principal, appropriate
                             Settlement details, if different from those set forth below, will be set forth in the applicable
                             Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

                             A.   After the acceptance of an offer by the
                                  Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the "Note Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                                  1.   Principal amount of the purchase;

                                  2.   Interest Rate;

                                  3.   Interest Payment Dates;

                                  4.   Settlement Date;

                                  5.   Maturity Date;

                                  6.   Purchase Price;

                                  7. Purchasing Agent's commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

                                  8.   Net proceeds to the Company;

                                  9.   Trade Date;

                                  10.  If a Note is redeemable by the Company,
                                       such of the following as are applicable:

                                       (i)    The date on and after which such
                                              Note may be redeemed (the
                                              "Redemption Commencement Date"),

                                       (ii)   Initial redemption price (% of
                                              par), and

                                       (iii)  Amount (% of par) that the initial
                                              redemption price shall decline
                                              (but not below par) on each
                                              anniversary of the Redemption
                                              Commencement Date;

                                  11.  Whether the Note has the Survivor's
                                       Option;

                                  12.  If a Discount Note, the total amount of
                                       original issue discount, the yield to
                                       maturity and the initial accrual period
                                       of original issue discount;

                                  13. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

                                  14.  Such other terms as are necessary to
                                       complete the applicable form of Note.

                             B.   1.   The Company will confirm the previously
                                  assigned CUSIP number to the Global Note representing the Notes and then advise the Trustee by Issuance Order (which may include instructions delivered by facsimile transmission confirmed promptly in writing by an Issuance Order) signed by an authorized person of the information set forth in Settlement Procedure "A" above and the name of the Purchasing Agent.

                                  2.   The Company will provide the Pricing
                                  Supplement reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply a copy thereof to the Purchasing Agent, by no later than 11:00 a.m. New York City time on the Business Day immediately following the Trade Day, and one copy to the Trustee.

                             C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

                                  1.   The information received in accordance
                                       with Settlement Procedure "A".

                                  2.   The numbers of the participant accounts
                                       maintained by DTC on behalf of the
                                       Trustee and the Purchasing Agent.

                                  3.   The initial Interest Payment Date for
                                       such Note, number of days by which such
                                       date succeeds the related DTC record date
                                       (which term means the Regular Record
                                       Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

                                  4.   The CUSIP number of the Global Note
                                       representing such Notes.

                                  5. The frequency of payments of interest, if any, under the Notes.

                                  6.   Whether such Global Note represents any
                                       other Notes issued or to be issued (to
                                       the extent then known).

                             D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                             E. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

                             F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

                             G. The Trustee will enter an SDFS deliver order through DTC's

                                  Participant Terminal System instructing DTC to

                                  (i) debit such Note to the Trustee's
                                  participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                             H.   The Purchasing Agent will enter an SDFS
                                  deliver order through DTC's Participant
                                  Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

                             I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                             J. The Trustee will credit to an account of the Company maintained at JPMorgan Chase Bank funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

                             K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

                             L. The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation.

                             M. Upon request by the Company, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures
  Timetable:                 In the event of a purchase of Notes by the
                             Purchasing Agent, as principal, appropriate
                             Settlement details, if different from those set forth below, will be set forth in the applicable
                             Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

                             For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement:                  Procedure    Time

                             A            4:00 p.m. on the Trade Day.
                             B.1          5:00 p.m. on the Trade Day.
                             B.2          11:00 a.m. on the Business Day
                                            following the Trade Day
                             C            2:00 p.m. on the Business Day before
                                            the Settlement Date.
                             D            10:00 a.m. on the Settlement Date.
                             E            12:00 p.m. on the Settlement Date.
                             F            12:30 p.m. on the Settlement Date.
                             G-H          2:00 p.m. on the Settlement Date.
                             I            4:45 p.m. on the Settlement Date.
                             J-L          5:00 p.m. on the Settlement Date
                             M            At the request of the Company.

                             NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                             If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:           If the Trustee fails to enter an SDFS deliver order
                             with respect to a Note pursuant to Settlement
                             Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message; provided, that, such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global
                             Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Notes for which withdrawal messages have been processed and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement
                             Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described above. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent
                             Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                             Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "E" and "F", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
  Rate Changes:              Each time a decision is reached to change the
                             interest rates on the Notes, the Company will promptly advise the Purchasing Agent of the new rates, who will forthwith advise the Agents and Selling Group Members and will suspend solicitation of purchases of Notes at the prior rates. The
                             Agents may telephone the Company with
                             recommendations as to the changed interest rates.

Suspension of
  Solicitation;
  Amendment
  or Supplement:             Subject to the Company's representations,
                             warranties and covenants contained in the Selling
                             Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions
                             (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of offers to purchase may be resumed.

                             In the event that at the time the Company suspends solicitation of offers to purchase there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                             If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to Risk
  Funds: Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:           The Company shall have the sole right to approve
                             the form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

                                    EXHIBIT C

                       JOHN HANCOCK LIFE INSURANCE COMPANY
                                 SignatureNotes
                                 TERMS AGREEMENT

                                                             __________ __, 200_

John Hancock Life Insurance Company
200 Clarendon Street
Boston, Massachusetts  02116

The undersigned agrees to purchase the following aggregate principal amount of
Notes:

$ ______________

The terms of such Notes shall be as follows:

CUSIP Number: ____________________
Interest Rate: ____________ %
Maturity Date: _____________________
Price to Public: ___________________
Agent's Concession: ________________%
Reallowance: ______________%
Settlement Date, Time
            and Place: ______________________________
Survivor's Option: __________________________________
Interest Payment Dates: _____________________________
Optional Redemption, if any: ________________________
         Initial Redemption Date: ___________________
         Redemption Price: Initially % of Principal Amount and declining ____% of the Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.

[Any other terms and conditions agreed to by such Agent and the Company]

                                              ABN AMRO FINANCIAL SERVICES, INC.

                                              By:___________________________
                                                 Name:
                                                 Title:

ACCEPTED:

JOHN HANCOCK LIFE INSURANCE COMPANY

By: ___________________________
    Name:
    Title:

                                    Exhibit D
                           Form of Pricing Supplement

                                                      Registration No. 333-85488
                                                Filed Pursuant to Rule 424(b)(2)


                       John Hancock Life Insurance Company

                                 Signature Notes


           With Maturities of Twelve Months or More from Date of Issue


--------------------------------------------------------------------------------

Pricing Supplement No. __                                   Trade Date: __/__/__
(To Prospectus dated July 22, 2002)                         Issue Date: __/__/__

The date of this Pricing Supplement is _______ __, ____




   CUSIP
     or       Stated Annual
 Common Code  Interest Rate  Maturity Date   Price to Public  Additional Amounts
 -----------  -------------  -------------   ---------------  ------------------




   Interest Payment                                                If Callable by Issuer,
      Frequency                                                dates and terms of redemption
 (First Payment Date)  Survivor's Option  Callable by Issuer  (including the redemption price)
 --------------------  -----------------  ------------------  --------------------------------




                      Discounts and                              Other Material
 Proceeds to Issuer    Commissions    Reallowance    Dealer      Terms (if any)
 ------------------    -----------    -----------    ------      --------------




 Original Issue
   Discount/1/
 --------------



_______________________
/1/ For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.

                                    EXHIBIT E

                    Form of Master Selected Dealer Agreement


[Name of Broker-Dealer]
[Broker-Dealer's Address]


Dear Selected Dealer:

     In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

          1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein ABN AMRO Financial Services, Inc. ("AAFS") (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected broker-dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

          2. Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in
Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to ABN AMRO Financial Services, Inc., 327 Plaza Real, Suite 225, Boca Raton, Florida 33432 (Telecopy: (561) 416-6180). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one business day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in immediately available funds to the order of ABN AMRO Financial Services, Inc., against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

          3. Representations, Warranties and Agreements.

          (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

          (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(12) of the Exchange Act (an "Exempted Securities Offering"), we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

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

          (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to broker-dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance (if any) to broker-dealers. The offering price, selling concession and reallowance (if any) to broker-dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If notified by us, you may sell securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to broker-dealers (i) who are actually engaged in the investment banking or securities business, (ii) who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") and (iii) who, if they are foreign banks, broker-dealers or institutions not eligible for membership in the NASD, represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, broker-dealers and institutions set forth in Section 3(e) hereof.

          (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance. You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

          (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the NASD(ii) a foreign bank, broker-dealer or institution not eligible for membership in the NASD which agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any other sales to comply with the NASD's interpretation with respect to free riding and withholding, or
(iii), solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a "Bank"). You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

          You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules and (b) with Rule 2420 of the Conduct Rules as that Rule applies to a non-NASD member broker or dealer in a foreign country and (3), in connection with an Exempted Securities Offering, if you are a Bank, you will also comply, as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules.

          You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1), (2) and (3) of the preceding paragraph will be applicable.

          (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Reallowance. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers (including you), or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

          (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

          (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

          (i) Registration of the Securities. You are aware that no action has been or will be taken by the issuer of the Securities that would permit the offer or sale of the Securities or possession or distribution of the Prospectus or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required, other than registering the Securities under the Securities Act in the case of a Registered Offering. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell, or deliver Securities or have in your possession or distribute the Prospectus or any other offering material relating to the Securities, and you will obtain any consent, approval or permission required by you for the purchase, offer, or sale by you of the Securities under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer, or sale. Neither the issuer of the Securities nor AAFS or any Selected Dealers or Underwriters shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals, or permissions. You further agree that you will take no action that will impose any obligations on the issuer of the Securities, AAFS, or any Selected Dealers or Underwriters. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Securities a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities. In the case of an Exempted Securities Offering, all references to "Prospectus" in this section shall be interpreted to mean "offering circular."

          4. Indemnification. You agree to indemnify and hold harmless ABN AMRO Financial Services, Inc., the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) ABN AMRO Financial Services, Inc. or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "Losses") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by you herein.

          If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.

          5. Termination, Supplements and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supercedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof. This Agreement may be terminated by Written Communication from you to AAFS or from AAFS to you. Until so terminated, this Agreement shall continue in full force and effect. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date you received such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

          6. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in
Section 1 hereof, and the respective successors and assigns of each of them.

          7. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

          Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

                                           Very truly yours,

                                           ABN AMRO FINANCIAL SERVICES, INC.


                                           By:__________________________________
                                              Name:
                                              Title:


                                           CONFIRMED: ________ __, 200_


(NAME OF BROKER-DEALER)


By:_______________________________
   Name:
   Title: